UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                Form S-8

                         REGISTRATION STATEMENT
                                Under
                       THE SECURITIES ACT OF 1933

              Exact name of issuer as specified in its charter:

                         HEWLETT-PACKARD COMPANY

   State or other jurisdiction of               I.R.S. Employer
   incorporation or organization:               Identification No.:
           California                              94-1081436

                  Address of principal executive offices:
              3000 Hanover Street, Palo Alto, California 94304

                         Full title of the plan:
              HEWLETT-PACKARD COMPANY 1997 DIRECTOR STOCK PLAN

                   Name and address of agent for service:
                           D. CRAIG NORDLUND
              3000 Hanover Street, Palo Alto, California 94304

  Telephone Number, including area code, of agent for service: (415)857-1501


                    CALCULATION OF REGISTRATION FEE

  Title of                      Proposed        Proposed
  Securities       Amount       Maximum         Maximum          Amount of
  To be            To Be        Offering Price  Aggregate        Registration
  Registered       Registered   Per Share*      Offering Price*  Fee
 ----------------------------------------------------------------------------
  Common Stock
  Par Value $1.00
  per Share        1,000,000    $56.50          $56,500,000      $19,483

  *Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on March 3, 1997, as reported on the New York Stock Exchange Composite Tape.

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.   Incorporation of Documents by Reference.

            Hewlett-Packard Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

           (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1996;

           (b)   None; and

           (c) The description of the Company's capital stock contained in the Company's Registration Statement under the Exchange Act filed on or about November 6, 1957 and the Amended and Restated Articles of Incorporation which appeared as
                 Exhibit 3(a) to the Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

  Item 4.   Description of Securities.

            Not Applicable

  Item 5.   Interests of Named Experts and Counsel.

            Inapplicable.

  Item 6.   Indemnification of Directors and Officers.

            Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California
  Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

            Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

            The Company has adopted provisions in its Amended Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

  Item 7.   Exemption from Registration Claimed.

            Inapplicable.

  Item 8.   Exhibits.

            See Exhibit Index.

  Item 9.   Undertakings.

            (a)   Rule 415 Offering.

                 The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 7th day of March, 1997.


                                               HEWLETT-PACKARD COMPANY
                                               By: /s/Ann O. Baskins
                                                   -----------------
                                                   Ann O. Baskins
                                                   Assistant Secretary
                                                   & Managing Counsel


                            POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint D. Craig Nordlund and Ann O. Baskins, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the Hewlett-Packard Company 1997 Director Stock Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

  Signature                              Title                    Date

 /s/Raymond W. Cookingham    Vice President and Controller  March 3, 1997
  ------------------------    (Principal Accounting Officer)
 Raymond W. Cookingham

 /s/Thomas E. Everhart                 Director             February 28, 1997
 ------------------------
 Thomas E. Everhart

 /s/John B. Fery                       Director             February 28, 1997
 ------------------------
 John B. Fery

 /s/Jean-Paul G. Gimon                Director              March 3,1997
 ------------------------
 Jean-Paul G. Gimon

 /s/Sam Ginn                           Director             February 28, 1997
 ------------------------
 Sam Ginn

 /s/Richard A. Hackborn                Director             February 28, 1997
 ------------------------
 Richard A. Hackborn

                                       Director
 ------------------------
 Walter B. Hewlett

 /s/George A. Keyworth II              Director             February 28, 1997
  ------------------------
 George A. Keyworth II

                                       Director
 ------------------------
 David M Lawrence, M.D.

 /s/Paul F. Miller, Jr.                Director             March 3, 1997
 ------------------------
 Paul F. Miller, Jr.

 /s/Susan P. Orr                       Director             February 28, 1997
 ------------------------
 Susan P. Orr

                                       Director
 ------------------------
 David W. Packard

 /s/Lewis E. Platt             Chairman, President and      March 2, 1997
 ------------------------      Chief Executive Officer
 Lewis E. Platt             (Principal Executive Officer)

 /s/Robert P. Wayman          Executive Vice President,     February 26, 1997
 ------------------------     Finance and Administration
 Robert P. Wayman             (Chief Financial Officer)
                                    and Director

                                  EXHIBIT INDEX


        Exhibit No.

        1-4              Not applicable.

        5                Opinion re legality.

        6-22             Not applicable.

        23.1 Consent of Independent Accountants. Found at page 8 of this registration statement and incorporated herein by reference.

        23.2             Consent of Counsel.  Contained with the
                         opinion filed as Exhibit 5 hereto and
                         incorporated herein by reference.

        24 Powers of attorney. Contained in the signature pages (pages 5 - 6) of this Form S-8 registration statement and incorporated herein by reference.

        25-98            Not applicable.

        99               Hewlett-Packard Company 1997 Director Stock
                         Plan.

                                EXHIBIT 5
  March 7, 1997

  Hewlett-Packard Company
  3000 Hanover Street
  Palo Alto, California 94304

         1,000,000 Shares of Common Stock of Hewlett-Packard Company Offered pursuant to the 1997 Director Stock Plan

  Dear Sir or Madam:

  I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of 1,000,000 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the Company's 1997 Director Stock Plan. The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

  Upon the basis of such examination, I am of the following opinion:

  1. The authorized shares of the Company consist of 300,000,000 shares of Preferred Stock and 2,400,000,000 shares of Common Stock.

  2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of 1,000,000 shares of the Common Stock of the Company pursuant to the Company's 1997 Director Stock Plan have been duly taken and, when issued pursuant to such plan, the Shares will be duly and validly issued and fully paid and nonassessable.

  3. When the above-mentioned registration statement relating to the Shares has become effective and when the listing of the Shares on the New York and Pacific Stock Exchanges has been authorized, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of Shares will have been obtained.

      You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                              Very truly yours,

                                              /s/Ann O. Baskins
                                              -----------------
                                              Ann O. Baskins
                                              Assistant Secretary
                                              and Managing Counsel

                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 18, 1996, which appears on page 52 of the 1996 Annual Report to the Shareholders of Hewlett-Packard Company, which is incorporated by reference in Hewlett-Packard Company's Annual Report on Form 10-K for the year ended October 31, 1996.



  /s/Price Waterhouse LLP
  Price Waterhouse LLP
  San Jose, California
  March 3, 1997

                                Exhibit 23.2

                              CONSENT OF COUNSEL

  Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

                                 Exhibit 99

                           HEWLETT-PACKARD COMPANY

                          1997 DIRECTOR STOCK PLAN

               PART 1.   PLAN ADMINISTRATION AND ELIGIBILITY

  I.     Purpose

          The purpose of this 1997 Director Stock Plan (the "Plan") of Hewlett-Packard Company (the "Company") is to encourage ownership in the Company by outside directors of the Company (each, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as directors of the Company.

  II.    Administration

         The Board of Directors (the "Board") of the Company or any committee (the "Committee") of the Board that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any regulations promulgated thereunder, as from time to time in effect, including any successor rule ("Rule 16b-3"), shall supervise and administer the Plan. The Committee shall consist solely of two or more non-employee directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be a "non-employee director" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors under Rule 16b-3. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

      The Board or the Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. All questions of interpretation of the Plan or of any shares issued under it shall be determined by the Board or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board or the Committee under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee and satisfying the requirements of Rule 16b-3.

  III.    Participation in the Plan

          Each member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates shall be eligible to receive payment for his Annual Retainer (as defined in Section XII below) under the Plan.

  IV.     Stock Subject to the Plan

          The maximum number of shares of the Company's $1 par value Common Stock ("Common Stock") which may be issued under the Plan shall be One Million (1,000,000). The limitation on the number of shares which may be issued under the Plan shall be subject to adjustment as provided in Section X of the Plan.

         If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

                          PART 2.   TERMS OF THE PLAN

  V.     Effective Date of the Plan

         The Plan shall take effect on the date of adoption by the shareholders of the Company. The Plan shall terminate on February 24, 2007, unless earlier terminated by the Board of Directors or the Committee.

  VI.    Time for Granting Options and Issuing Shares

         No options shall be granted, and no Common Stock Payments (as defined in Section VII below) shall be made, after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the options granted or the shares issued prior to such date, shall survive the termination of the Plan and continue to apply to such options and shares.

  VII.   Terms and Conditions

       A. Compensation Alternatives.

          1. Beginning with the 1997 Plan Year (as defined in Section XII below), each Non-Employee Director will be entitled to select one of the following alternative means of payment for the value of his Annual
  Retainer:

            (i) A minimum of fifty percent of the value of his Annual Retainer in the form of a Common Stock payment (a "Common Stock Payment") and the balance in cash (a "Cash Payment"); or

            (ii) A minimum of fifty percent of the value of his Annual
                 Retainer in the form of an option to purchase shares of Common Stock (an "Option Payment") and a Cash Payment.

          2. If any Non-Employee Director fails to notify the Secretary of the Company in writing by February 1 of the preceding Plan Year (or by February 15, 1997 for the Plan Year commencing March 1, 1997) of his desired means to receive payment of the Annual Retainer for the next Plan Year, then he shall be deemed to have elected an Option Payment for fifty percent of the value of his Annual Retainer, with the remaining fifty percent in cash. Any such election, or any modification or termination of such an election, shall be filed with the Company on a form prescribed by the Board or the Committee for this purpose.

       B. Common Stock Payment.

          1. Date of Payment. The shares constituting any Common Stock Payment shall be issued automatically on March 1 of each Plan Year (or, if March 1 is not a business day, on the next succeeding business day), commencing March 1, 1997. Each award of a Common Stock Payment shall be evidenced by an agreement which shall reflect the terms and conditions of the Common Stock Payment and such additional terms and conditions as may be determined by the Board or the Committee.

         2. Number of Shares Subject to Common Stock Payment. The total number of shares of Common Stock included in each Common Stock Payment shall be determined by dividing the amount of the Annual Retainer that is to be paid in stock by the Fair Market Value (as defined in Section XII below) of a share of Common Stock on March 1 (or, if March 1 is not a business day, on the next succeeding business day). It shall be equal to the largest number of whole shares determined as follows:

          50% or more, if applicable, of Annual Retainer
          ---------------------------------------------- = Number of
                 Fair Market Value on March 1              Shares

            Any payment for a fractional share automatically shall be paid in cash based upon the Fair Market Value on March 1 of such fractional share.

         3. Holding Period for Common Stock Payment Shares. The shares of Common Stock included in each Common Stock Payment shall be deposited in certificate or book entry form in escrow with the Company's Secretary until the six-month anniversary of the date of issuance. The Non-Employee Director shall retain all rights in the shares while they are held in escrow, including, but not limited to, voting rights and the right to receive dividends; provided, however, that the Non-Employee Director shall not have the right to pledge, sell or otherwise assign such shares until all restrictions pertaining to such shares are terminated. Promptly after the six-month anniversary of the issuance date, the Company's Secretary shall release the shares from escrow and deliver any applicable stock certificates to the Non-Employee Director or release any applicable restrictions on the Non-Employee Director's book entry account.

       C. Option Payment.

          Subject to Section VII.A. above, each Non-Employee Director may specify the amount of his Annual Retainer to be received in the form of a non-statutory option not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board or Committee shall from time to time approve, which Agreements shall comply with and be subject to the following terms and conditions and such additional terms and conditions as may be determined by the Board or
  Committee:

          1. Date of Payment. The option constituting any Option Payment shall be granted automatically on March 1 of each Plan Year (or, if March 1 is not a business day, on the next succeeding business day), commencing March
  1, 1997.

          2. Number of Shares Subject to Option. The number of shares to be subject to any option granted pursuant to the Plan shall be an amount necessary to make such option equal in value, using a modified Black-Scholes option valuation model, to that portion of the Annual Retainer that the Non-Employee Director elected to receive in the form of an option. The value of the option will be calculated by assuming that the value of an option to purchase one share of Common Stock equals the product of (i) a fraction determined by dividing 1 by the Multiplier, as defined below, and (ii) the Fair Market Value of a share of Common Stock on the date of grant.

         The number of shares represented by an option granted pursuant to the Plan shall be determined by multiplying the number of shares determined in Section VII.B.2 above by a multiplier determined using a modified Black-Scholes option valuation method (the "Multiplier"). The Board or the Committee shall determine the Multiplier by March 1 of the immediately preceding Plan Year by considering the following factors: (i) the Fair Market Value of the Common Stock on the date the Multiplier is determined;
  (ii) the average length of time that Company stock options are held by optionees prior to exercise; (iii) the risk-free rate of return based on the term determined in (ii) above and U.S. government securities rates;
  (iv) the annual dividend yield for the Common Stock; and (v) the volatility of the Common Stock over the previous ten-year period. For the Plan Year commencing March 1, 1997, the Board or the Committee shall calculate the Multiplier by March 1, 1997. The number of shares to be subject to the option shall be equal to the largest number of whole shares determined as follows:

      50% or more, if applicable, of Annual Retainer                Number
      ---------------------------------------------- x Multiplier =   of
              Fair Market Value on March 1                          Shares

         3. Price of Options. The exercise price of the option will be the Fair Market Value of the Common Stock on the date of grant.

         4. Exercise of Options. Options may be exercised only by written notice to the Company at its head office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

         5. Period of Option. The option will not be exercisable until the one-year anniversary of the grant date, at which time it shall be vested as to all the shares represented by the option. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted.

         6. Exercise by Representative Following Death of Director. A Non-Employee Director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided in Section VII.C.5. Any exercise by a representative shall be subject to the provisions of this Plan.

          7. Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

       D. Cash Payment

          Each Cash Payment shall be made in equal quarterly installments commencing March 1 of each Plan Year (or, if March 1 is not a business day, on the next succeeding business day), with the first Cash Payment, if any, to be made on March 1, 1997.

      E. Form of Issuance of Shares

         Shares issued under the Plan shall be in either book entry form or in certificate form pursuant to the instructions given by the Non-Employee Director to the Company's transfer agent.

      F. Transferability

         In the event of a Non-Employee Director's death, all of such person's rights to receive any accrued but unpaid Common Stock Payment or Option Payment will transfer to the maximum extent permitted by law to such person's beneficiary. Each Non-Employee Director may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his beneficiary for purposes of this Plan. Each designation shall be on a form prescribed by the Committee, will be effective only when delivered to the Company and when effective will revoke all prior designations by the Non-Employee Director. If a Non-Employee Director dies with no such beneficiary designation in effect, such person's beneficiary shall be his estate and such person's payments will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

                           PART 3.   GENERAL PROVISIONS

  VIII.   Assignments

         The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section VII.

  IX.     Limitation of Rights

          No Right to Continue as a Director. Neither the Plan, nor the issuance of shares of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

          No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor or the making of a book entry with the Company's transfer agent, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

  X.     Changes in Present Stock

         In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate numbers specified in Section IV) and kind of shares to be issued under the Plan and the price of any Stock Option or Common Stock Payment.

  XI.    Amendment of the Plan

        The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following the approval of the Plan by the Company's shareholders, the Company will seek shareholder approval for any change to the extent required by applicable law, regulation or rule.

  XII.   Definitions

         "Annual Retainer" shall mean the amount to which a Non-Employee Director will be entitled to receive for serving as a director in a relevant Plan Year, but shall not include reimbursement for expenses, fees associated with service on any committee of the Board or fees with respect to any other services to be provided to the Company.

        "Fair Market Value" shall be the mean of the highest and lowest quoted selling prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on the date in question, or if no sales of such stock were made on that date, the mean of the highest and lowest prices of the Common Stock on the next preceding day on which sales were made.

        "Plan Year" shall mean the year beginning March 1 and ending February 28, or February 29, as the case may be, for any relevant year.

  XIII.  Compliance with Section 16 of the Exchange Act

         It is the Company's intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder. The Board or the Committee may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

  XIV.    Notice

          Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

  XV.     Governing Law

          This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of California and construed accordingly.